UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Abbott Laboratories
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

Cover:
Antonio Brea Cárdenas • Spain • Xience V

After Antonio Brea Cárdenas suffered a heart attack, his doctors used Xience V, Abbott's next-generation drug-eluting stent, to treat his arterial blockage. Xience V was launched in Europe and Asia in 2006.

Your Vote
Is Important

Please sign and promptly return your proxy in the enclosed envelope or vote your shares by telephone or using the Internet.

Notice of Annual Meeting
of Shareholders

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 27, 2007, at 9:00 a.m. for the following purposes:

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To elect 13 directors to hold office until the next Annual Meeting or until their successors are elected (Item 1 on the proxy card),

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To ratify the appointment of Deloitte & Touche LLP as auditors of Abbott for 2007 (Item 2 on the proxy card), and

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To transact such other business as may properly come before the meeting, including consideration of two shareholder proposals, if presented at the meeting (Items 3 and 4 on the proxy card).

The board of directors recommends that you vote FOR Items 1 and 2 on the proxy card.

The board of directors recommends that you vote AGAINST Items 3 and 4 on the proxy card.

The close of business February 28, 2007 has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you. Due to space limitations, reservation forms must be received before April 20, 2007. Each admission card, along with photo identification, admits one person. A shareholder may request two admission cards.

By order of the board of directors.

LAURA J. SCHUMACHER
 Secretary

March 19, 2007

Abbott Laboratories
Proxy Statement

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the board of directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 27, 2007, at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 19, 2007.

Information about the Annual Meeting

Who Can Vote

Shareholders of record at the close of business on February 28, 2007 will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 2007, Abbott had 1,543,073,501 outstanding common shares, which are Abbott's only outstanding voting securities. All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters.

Cumulative Voting

Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees, as the shareholder desires. Nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

Voting by Proxy

All of Abbott's shareholders may vote by mail or at the Annual Meeting. The bylaws provide that a shareholder may authorize no more than two persons as proxies to attend and vote at the meeting. Most of Abbott's shareholders may also vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting by telephone or the Internet can be found with your proxy card.

Revoking a Proxy

You may revoke your proxy by voting in person at the Annual Meeting or, at any time prior to the meeting:

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by delivering a written notice to the secretary of Abbott,

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by delivering an authorized proxy with a later date, or

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by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

Unless authority is withheld in accordance with the instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 13 nominees named in Item 1 on the proxy card. Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the board of directors, or for fewer than 13 nominees if, in the judgment of the proxy holders, such action is necessary or desirable. The persons named in the proxy may also decide to vote shares cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), although they have no present intention of doing so.

Where a shareholder has specified a choice for or against the ratification of the appointment of Deloitte & Touche LLP as auditors, or the approval of a shareholder proposal, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted (or not voted) as specified. Where no choice has been specified, the proxy will be voted FOR ratification of Deloitte & Touche LLP as auditors and AGAINST the shareholder proposals.

With the exception of matters omitted from this proxy statement pursuant to the rules of the Securities and Exchange Commission, the board of directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Quorum and Vote Required to Approve Each Item on the Proxy

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on that matter, although these shares may be considered present and entitled to vote for other purposes. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against that matter.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not Abbott employees.

Cost of Soliciting Proxies

Abbott will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers, or employees of Abbott and its subsidiaries.

Abbott has retained Georgeson Inc. to aid in the solicitation of proxies, at an estimated cost of $17,500 plus reimbursement for reasonable out-of-pocket expenses.

Abbott Laboratories Stock Retirement Plan

Participants in the Abbott Laboratories Stock Retirement Plan will receive a voting instruction card for their shares held in the Abbott Laboratories Stock Retirement Trust. The Stock Retirement Trust is administered by both a trustee and an investment committee. The trustee of the Trust is Putnam Fiduciary Trust Company. The members of the investment committee are Robert E. Funck, Stephen R. Fussell, and William H. Preece, Jr., employees of Abbott. The voting power with respect to the shares is held by and shared between the investment committee and the participants. The investment committee must solicit voting instructions from the participants and follow the voting instructions it receives. The investment committee may use its own discretion with respect to those shares for which no voting instructions are received.

Confidential Voting

It is Abbott's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

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where disclosure may be required by law or regulation,

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where disclosure may be necessary in order for Abbott to assert or defend claims,

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where a shareholder provides comments with a proxy,

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where a shareholder expressly requests disclosure,

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to allow the inspectors of election to certify the results of a vote, or

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in other limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the board of directors.

Information Concerning Security Ownership

Based on information contained in a Schedule 13G filed by Capital Research and Management Company, 333 S. Hope Street, Los Angeles, California 90071 with the Securities and Exchange Commission on February 12, 2007, as of December 29, 2006, Capital Research and Management Company was the beneficial owner of 97,467,700 Abbott common shares (approximately 6.3% of the outstanding common shares).

Information Concerning Nominees for Directors (Item 1 on Proxy Card)

Thirteen directors are to be elected to hold office until the next Annual Meeting or until their successors are elected. All of the nominees, except Messrs. Scott and Tilton, are currently serving as directors. Messrs. Scott and Tilton were recommended for election by the nominations and governance committee.

Nominees for Election as Directors

Roxanne S. Austin                                           Age 46                        Director since 2000

Former President and Chief Operating Officer, DIRECTV, Inc., El Segundo, California
(Digital Satellite Television Service Provider)

Mrs. Austin served as president and chief operating officer of DIRECTV, Inc. from June 2001 to December 2003. She also served as executive vice president of Hughes Electronics Corporation and as a member of its executive committee until December 2003. From 1997 to June 2001, Mrs. Austin was the corporate senior vice president and chief financial officer of Hughes Electronics Corporation. Mrs. Austin served as Hughes Electronics' vice president, treasurer, chief accounting officer and controller from December 1996 to July 1997; as its vice president, treasurer, and controller from July 1996 to December 1996; and as its vice president and controller from July 1993 to July 1996. Prior to joining Hughes, Mrs. Austin was a partner at the accounting firm Deloitte & Touche. Mrs. Austin earned her B.B.A. degree in accounting from the University of Texas at San Antonio. She serves on the board of trustees of the California Science Center. Mrs. Austin serves on the board of directors of Target Corporation and Teledyne Technologies Inc.

William M. Daley                                              Age 58                        Director since 2004

Chairman of the Midwest, JPMorgan Chase & Co., Chicago, Illinois
(Banking and Financial Services Company)

Mr. Daley has served as the senior executive of the Midwest region and serves on the JPMorgan Chase & Co. Executive Committee and on its International Council since May 2004. He served as President, SBC Communications, Inc. (diversified telecommunications) from December 2001 to May 2004. Mr. Daley was vice chairman of Evercore Capital Partners L.P. from January to November 2001. From June to December 2000, Mr. Daley served as chairman of Vice President Albert Gore's 2000 presidential election campaign. Mr. Daley served as the U.S. Secretary of Commerce from January 1997 to June 2000. Mr. Daley serves on the board of directors of Boston Properties, Inc., The Boeing Company, The Art Institute of Chicago, Joffrey Ballet of Chicago, Loyola University of Chicago, Northwestern Memorial Hospital, and Northwestern University. He also sits on the Council on Foreign Relations. Mr. Daley is a graduate of Loyola University in Chicago and of John Marshall Law School.

W. James Farrell                                              Age 64                        Director since 2006

Former Chairman and Chief Executive Officer of Illinois Tool Works Inc., Glenview, Illinois
(Worldwide Manufacturer of Highly Engineered Products and Specialty Systems)

Mr. Farrell served as the chairman of Illinois Tool Works Inc. from 1996 to 2006 and as its chief executive officer from 1995 to 2005. He serves on the board of directors of Allstate Insurance Company, UAL Corporation, and 3M.

H. Laurance Fuller                                           Age 68                        Director since 1988

Retired Co-Chairman of the Board, BP Amoco, p.l.c., London, United Kingdom
(Integrated Petroleum and Chemicals Company)

Mr. Fuller was elected president of Amoco Corporation in 1983 and chairman and chief executive officer in 1991. As the result of the merger of British Petroleum, p.l.c. and Amoco effective December 31, 1998, he became co-chairman of BP Amoco, p.l.c. He retired from that position in April 2000. He is a director of Cabot MicroElectronics Corporation, Motorola, Inc., Verde Group and The Nature Conservancy of South Carolina, and a life trustee of The Orchestral Association and presidential counselor of Cornell University.

Richard A. Gonzalez                                       Age  53                        Director since 2001

President and Chief Operating Officer, Abbott Laboratories

Mr. Gonzalez was elected Abbott's president and chief operating officer in 2006. He previously served as Abbott's president and chief operating officer, medical products group from 2001 to 2006, as executive vice president, medical products from 2000 to 2001, as senior vice president, hospital products from 1998 to 2000, and as vice president, Abbott HealthSystems division from 1995 to 1998. Mr. Gonzalez joined Abbott in 1977. He received his bachelor's degree in biochemistry from the University of Houston and his master's degree in biochemistry from the University of Miami.

The Rt. Hon. Lord Owen CH                           Age 68                         Director since 1996

Chairman of Europe Steel, p.l.c., London, United Kingdom (International Trader in Steel Products)

David Owen is a British subject. He was a neurologist and Research Fellow on the Medical Unit of St. Thomas' Hospital, London, from 1965 through 1968 and a member of Parliament for Plymouth in the House of Commons from 1966 until he retired in May of 1992. In 1992, he was created a Life Peer and a Member of the House of Lords. In August of 1992, the European Union appointed him Co-Chairman of the International Conference on Former Yugoslavia. He stepped down in June of 1995. He was chairman of Global Natural Energy p.l.c. (an owner and operator of gasoline retailing sites) from 1995 to 2006. Lord Owen was Secretary for Foreign and Commonwealth Affairs from 1977 to 1979 and Minister of Health from 1974 to 1976.

Boone Powell Jr.                                              Age 70                        Director since 1985

Retired Chairman, Baylor Health Care System, Dallas, Texas

Mr. Powell had been associated with Baylor University Medical Center since 1980 when he was named president and chief executive officer. In August 2001, Mr. Powell retired from his position as Chairman of Baylor Health Care System. Prior to joining Baylor, he was president of Hendrick Medical Center in Abilene, Texas. He is a director of Comerica Bank-Texas, U.S. Oncology, and United Surgical Partners International and a fellow of the American College of Health Care Executives. Mr. Powell is a graduate of Baylor University. He received a master's degree in hospital administration from the University of California.

W. Ann Reynolds, Ph.D.                                  Age 69                         Director since 1980

Former President, The University of Alabama at Birmingham, Birmingham, Alabama

Dr. Reynolds served as the president of The University of Alabama at Birmingham from 1997 to 2002 and as director of its Center for Community Outreach and Development from 2002 to 2003. From 1990 to 1997, Dr. Reynolds served as chancellor of The City University of New York. Prior to that, she served as chancellor of The California State University system, provost of The Ohio State University and associate vice chancellor for research and dean of the graduate college of the University of Illinois Medical Center, Chicago. She also held appointments as professor of anatomy, research professor of obstetrics and gynecology, and acting associate dean for academic affairs at the University of Illinois College of Medicine. Dr. Reynolds is a graduate of Emporia State University (Kansas) and holds M.S. and Ph.D. degrees in zoology from the University of Iowa. She is also a director of Humana Inc., Owens-Corning, Invitrogen, and the News Gazette, Champaign, Illinois.

Roy S. Roberts                                                 Age 67                        Director since 1998

Managing Director, Reliant Equity Investors, Chicago, Illinois
(Venture Capital Firm)

Mr. Roberts has served as managing director of Reliant Equity Investors since September 2000. Mr. Roberts retired from General Motors in April 2000. At the time of his retirement, he was group vice president for North American Vehicle Sales, Service and Marketing of General Motors Corporation, having been elected to that position in October 1998. Prior to that time, he was vice president and general manager in charge of Field Sales, Service and Parts for the Vehicle Sales, Service and Marketing Group from August 1998 to October 1998, general manager of the Pontiac-GMC Division from February 1996 to October 1998, and general manager of the GMC Truck Division from October 1992 to February 1996. Mr. Roberts first joined General Motors Corporation in 1977 and became a corporate officer of General Motors Corporation in April 1987. Mr. Roberts earned a bachelor's degree from Western Michigan University. He serves as a director of Burlington Northern Santa Fe Corporation and of Thermon Mfg. Co.; as Trustee Emeritus at Western Michigan University; and as past president and on the National Board of Directors for the Boy Scouts of America.

Samuel C. Scott III                                           Age 62                            Director Nominee

Chairman, President and Chief Executive Officer of Corn Products International, Inc. Westchester, Illinois
(A Corn Refining Company)

Mr. Scott has served as chairman, president and chief executive officer of Corn Products International, since 1997. He was president of the Corn Refining Division of CPC International from 1995 through 1997, when CPC International spun off Corn Products International as a separate corporation. Mr. Scott serves on the board of directors of Bank of New York, Motorola, Inc., Inroads/Chicago, Accion USA and the Chicago Council on Foreign Relations. He also serves as a trustee of The Conference Board. Mr. Scott graduated from Fairleigh Dickinson University.

William D. Smithburg                                      Age 68                         Director since 1982

Retired Chairman, President and Chief Executive Officer, The Quaker Oats Company, Chicago, Illinois (Worldwide Food Manufacturer and Marketer of Beverages and Grain-Based Products)

Mr. Smithburg retired from Quaker Oats in October 1997. Mr. Smithburg joined Quaker Oats in 1966 and became president and chief executive officer in 1981, and chairman and chief executive officer in 1983 and also served as president from November 1990 to January 1993 and again from November 1995. Mr. Smithburg was elected to the Quaker board in 1978 and served on its executive committee until he retired. He is a director of Smurfit-Stone Container Corporation, Northern Trust Corporation, and Corning Incorporated. He is a member of the board of trustees of Northwestern University. Mr. Smithburg earned a B.S. degree from DePaul University and an M.B.A. degree from Northwestern University.

Glenn F. Tilton                                                  Age 58                            Director Nominee

Chairman, President and Chief Executive Officer of UAL Corporation Elk Grove Township, Illinois (holding company) and United Air Lines, Inc., a wholly owned subsidiary of UAL Corporation (air transportation)

Mr. Tilton has been chairman, president and chief executive officer of UAL Corporation (UAL Corporation filed a voluntary bankruptcy petition under the federal bankruptcy laws in December 2002 and exited bankruptcy in February 2007) and United Air Lines, Inc., a wholly owned subsidiary of UAL Corporation since September 2002. From October 2001 to August 2002, he served as vice chairman of ChevronTexaco Corporation (global energy). In addition, from May 2002 to September 2002 he served as non-executive chairman of Dynegy, Inc. (energy). From February to October 2001 he served as chairman and chief executive officer of Texaco Inc. (global energy). He previously served as president of Texaco's Global Business Unit. He serves as a director of Lincoln National Corporation and TXU Corporation.

Miles D. White                                                 Age 51                        Director since 1998

Chairman of the Board and Chief Executive Officer, Abbott Laboratories

Mr. White has served as Abbott's chairman of the board and chief executive officer since 1999. He served as an executive vice president of Abbott from 1998 to 1999, as senior vice president, diagnostics operations from 1994 to 1998, and as vice president, diagnostics systems operations from 1993 to 1994. Mr. White joined Abbott in 1984. He received both his bachelor's degree in mechanical engineering and M.B.A. degree from Stanford University. He serves on the board of trustees of The Culver Educational Foundation, The Field Museum in Chicago, and Northwestern University and is chairman of the board of directors of the Federal Reserve Bank of Chicago. He serves as a director of Motorola Inc. and the Tribune Company.

The Board of Directors and its Committees

The Board of Directors

The board of directors held 13 meetings in 2006. The average attendance of all directors at board and committee meetings in 2006 was 99 percent. Abbott encourages its board members to attend the annual shareholders meeting. Last year, all of Abbott's directors attended the annual shareholders meeting.

The board has determined that each of the following directors and director nominees is independent in accordance with the New York Stock Exchange listing standards: R. S. Austin, W. M. Daley, W. J. Farrell, H. L. Fuller, J. M. Greenberg, D. A. L. Owen, B. Powell Jr., W. A. Reynolds, R. S. Roberts, S. C. Scott III, W. D. Smithburg, and G. F. Tilton. In addition, the board also determined that J. R. Walter, who served on the board during the year, was independent under those standards. To determine independence, the board applied the categorical standards attached as Exhibit A to this proxy statement. The board also considered whether a director has any other material relationships with Abbott or its subsidiaries and concluded that none of these directors had a relationship that impaired the director's independence. This included consideration of the fact that some of the directors serve on boards of companies or entities to which Abbott sold products or made contributions or from which Abbott purchased products and services during the year. In making its determination, the board relied on both information provided by the directors and information developed internally by Abbott.

The chairman of the nominations and governance committee acts as lead director to facilitate communication with the board and presides over regularly conducted executive sessions of the independent directors or sessions where the chairman of the board is not present. It is the role of the lead director to review and approve matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other board members. The lead director is chosen by and from the independent members of the board of directors, and serves as the liaison between the chairman and the independent directors; however, all directors are encouraged to, and in fact do, consult with the chairman on each of the above topics as well. The lead director, and each of the other directors, communicates regularly with the chairman and chief executive officer regarding appropriate agenda topics and other board related matters.

Committees of the Board of Directors

The board of directors has five committees established in Abbott's bylaws: the executive committee, audit committee, compensation committee, nominations and governance committee, and public policy committee. Each of the members of the audit committee, compensation committee, nominations and governance committee, and public policy committee is independent.

The executive committee, whose members are M. D. White, chairman, H. L. Fuller, J. M. Greenberg, W. A. Reynolds, and W. D. Smithburg, held three meetings in 2006. This committee may exercise all the authority of the board in the management of Abbott, except for matters expressly reserved by law for board action.

The audit committee, whose members are J. M. Greenberg, chairman, R. S. Austin, D. A. L. Owen, and W. D. Smithburg, held seven meetings in 2006. The committee is governed by a written charter. This committee assists the board of directors in fulfilling its oversight responsibility with respect to Abbott's accounting and financial reporting practices and the audit process, the quality and integrity of Abbott's financial statements, the independent auditors' qualifications, independence and performance, the performance of Abbott's internal audit function and internal auditors, and certain areas of legal and regulatory compliance. Each of the members of the audit committee is financially literate, as required of audit committee members by the New York Stock Exchange. The board of directors has determined that both J. M. Greenberg, the committee's chairman, and R. S. Austin are "audit committee financial experts." A copy of the report of the audit committee is on page 35.

The compensation committee, whose members are W. D. Smithburg, chairman, W. M. Daley, W. J. Farrell, H. L. Fuller, and B. Powell Jr., held three meetings in 2006. The committee is governed by a written charter. This committee assists the board of directors in carrying out the board's responsibilities relating to the compensation of Abbott's executive officers and directors. The compensation committee annually reviews the compensation paid to the members of the board and gives its recommendations to the full board regarding both the amount of director compensation that should be paid and the allocation of that compensation between equity-based awards and cash. In recommending director compensation, the compensation committee takes comparable director fees into account and reviews any arrangement that could be viewed as indirect director compensation. The processes and procedures used for the consideration and determination of executive compensation are described in the section of the proxy captioned, "Compensation Discussion and Analysis." This committee also reviews, approves, and administers the incentive compensation plans in which any executive officer of Abbott participates and all of Abbott's equity-based plans. It may delegate the responsibility to administer and make grants under these plans to management, except to the extent that such delegation would be inconsistent with applicable law or regulation or with the listing rules of the New York Stock Exchange. The compensation committee has engaged Hewitt Associates LLC, as its independent compensation consultant to provide counsel and advice on executive and non-employee director compensation matters and has instructed Hewitt to provide information and advice regarding the peer groups against which performance and pay should be examined, the financial metrics to be used to assess Abbott's relative performance, the competitive long-term incentive practices in the market place, and compensation levels relative to market practice. A copy of the report of the compensation committee is on page 16.

The nominations and governance committee, whose members are H. L. Fuller, chairman, W. J. Farrell, D. A. L. Owen, W. A. Reynolds, and R. S. Roberts, held six meetings in 2006. The committee is governed by a written charter. This committee assists the board of directors in identifying individuals qualified to become board members and recommends to the board the nominees for election as directors at the next annual meeting of shareholders, recommends to the board the persons to be elected as executive officers of Abbott, develops and recommends to the board the corporate governance guidelines applicable to Abbott, and serves in an advisory capacity to the board and the chairman of the board on matters of organization, management succession plans, major changes in the organizational structure of Abbott, and the conduct of board activities. The process used by this committee to identify a nominee to serve as a member of the board of directors depends on the qualities being sought. Board members should have backgrounds that when combined provide a portfolio of experience and knowledge that will serve Abbott's governance and strategic needs. A search firm assists the committee in identifying and evaluating potential board candidates. Board candidates will be considered on the basis of a range of criteria, including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. Directors should have demonstrated experience and ability that is relevant to the board of directors' oversight role with respect to Abbott's business and affairs.

The public policy committee, whose members are W. A. Reynolds, chair, R. S. Austin, W. M. Daley, B. Powell Jr., and R. S. Roberts held one meeting in 2006. The committee is governed by a written charter. This committee assists the board of directors in fulfilling its oversight responsibility with respect to Abbott's public policy, certain areas of legal and regulatory compliance, and governmental affairs and healthcare compliance issues that affect Abbott by discharging the responsibilities set forth in its charter.

Communicating with the Board of Directors

You may communicate with the board of directors by writing a letter to the chairman of the board, to the chairman of the nominations and governance committee, who acts as the lead director at the meetings of the independent directors, or to the independent directors c/o Abbott Laboratories, 100 Abbott Park Road, D-364, AP6D, Abbott Park, Illinois 60064-6400 Attention: corporate secretary. The general counsel and corporate secretary regularly forwards to the addressee all letters other than mass mailings, advertisements, and other materials not relevant to Abbott's business. In addition, directors regularly receive a log of all correspondence received by the company that is addressed to a member of the board and may request any correspondence that is addressed to them.

Corporate Governance Materials

Abbott's corporate governance guidelines, outline of directorship qualifications, director independence standards, code of business conduct and the charters of Abbott's audit committee, compensation committee, nominations and governance committee, and public policy committee are all available in the corporate governance section of Abbott's investor relations Web Site (www.abbottinvestor.com) or by sending a request for a paper copy to: Abbott Laboratories, 100 Abbott Park Road, Dept. 383, AP6D2, Abbott Park, Illinois 60064-6400, attn. Investor Relations.

Director Compensation

Abbott employees are not compensated for serving on the board or board committees. Abbott's non-employee directors are compensated for their service under the Abbott Laboratories Non-Employee Directors' Fee Plan and the Abbott Laboratories 1996 Incentive Stock Program.

The following table sets forth a summary of the non-employee directors' 2006 compensation.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($)		Total ($)

R. S. Austin	$84,004	$89,972	$0		$0	$3,446		$177,422

W. M. Daley	80,004	89,972	0		0	6,603		176,579

W. J. Farrell	73,337	89,972	0		1,080	1,847		166,236

H. L. Fuller	92,004	89,972	0		0	34,476	(6)	216,452

J. M. Greenberg	96,004	89,972	0		10,045	38,522	(6)	234,543

D. A. L. Owen	84,004	89,972	0		0	3,446		177,422

B. Powell Jr.	80,004	89,972	0		0	84,157	(6)	254,133

W. A. Reynolds	92,004	89,972	0		1,490	67,019	(6)	250,485

R. S. Roberts	80,004	89,972	0		1,296	6,640		177,912

W. D. Smithburg	96,004	89,972	19,009	(4)	0	106,408	(6)	311,393

J. R. Walter	69,670	89,972	0		3,981	26,212	(6)	189,835

(1)
Under the Abbott Laboratories Non-Employee Directors' Fee Plan, non-employee directors earn $6,667 for each month of service as a director (effective as of the 2007 Annual Meeting, this will increase to $8,000 for each month of service) and $1,000 for each month of service as a chairman of a board committee. Effective as of the 2006 Annual Meeting, the chairman of the audit committee receives $1,500 for each month of service as a chairman of that committee and the other members of the audit committee receive $500 for each month of service as a committee member.

  Fees earned under the Abbott Laboratories Non-Employee Directors' Fee Plan are paid in cash to the director, paid in the form of non-qualified stock options (based on an independent appraisal of their fair market value), deferred (as a non-funded obligation of Abbott), or paid currently into an individual grantor trust established by the director. The distribution of deferred fees and amounts held in a director's grantor trust generally commences when the director reaches age 65, or upon retirement from the board of directors. The director may elect to have deferred fees and fees deposited in trust credited to either a guaranteed interest account at the prime rate plus 2.25 percentage points or to a stock equivalent account that earns the same return as if the fees were invested in Abbott stock. If necessary, Abbott contributes funds to a director's trust so that as of year end the stock equivalent account balance (net of taxes) is not less than seventy-five percent of the value of the related Abbott common stock at year end. Abbott pays the director for any tax owed on the income earned by the trust or any supplemental contribution to the trust by Abbott.

(2)
The following restricted shares and restricted share units were outstanding as of December 31, 2006: R. S. Austin, 4,016; W. M. Daley, 4,016; W. J. Farrell, 2,127; H. L. Fuller, 4,016; J. M. Greenberg, 4,016; D. A. L. Owen, 4,016; B. Powell Jr., 4,016; W. A. Reynolds, 4,016; R. S. Roberts, 4,016; and W. D. Smithburg, 4,016. The amounts reported in this column represent Abbott's expense recognized in 2006 for outstanding restricted stock awards and were calculated in accordance with Financial Accounting Standards Board Statement No. 123(R), "Share-based Payment." Abbott determines the aggregate grant date fair value of stock awards by multiplying the number of restricted shares granted by the average of the high and low market prices of an Abbott common share on the date of grant. In addition to the fees described in footnote 1, each non-employee director elected to the board of directors at the annual shareholder meeting also received stock equivalent units having a value of $90,000 (rounded down). In 2006, this was 2,127 units. Effective as of the 2007 annual meeting, each non-employee director elected at the annual shareholder meeting will receive stock equivalent units having a value of $96,000 (rounded down). The non-employee directors receive cash payments equal to the dividends paid on the Abbott shares covered by the units at the same rate as other shareholders. Upon termination, retirement from the board, death, or a change in control of Abbott, a non-employee director will receive one Abbott common share for each restricted share unit outstanding under the Incentive Stock Program. The amounts reported in this column also represent the grant date fair value of the award.

(3)
The following options were outstanding as of December 31, 2006: R. S. Austin, 6,668; H. L. Fuller, 59,803; J. M. Greenberg, 16,857; D. A. L. Owen, 31,243; W. A. Reynolds, 47,706; R. S. Roberts, 35,660; W. D. Smithburg, 28,240; and J. R. Walter, 42,194.

(4)
These are replacement options that were issued to Mr. Smithburg when he paid the exercise price of previously issued options with Abbott common shares. The amount reported in this column represents Abbott's expense for stock options and was calculated in accordance with Financial Accounting Standards Board Statement No. 123(R), excluding an estimate of forfeitures related to service-based vesting conditions. The value reported in this column was determined as of the replacement option's grant date using a Black-Scholes stock option valuation model. The model uses the following assumptions: expected volatility of 28%; dividend yield between 2.5% and 2.8%; risk-free interest between 4.9% and 5.1%; and average life between 6.0 months and 9.6 months. The amount reported in this column also represents the grant date fair value of the award.

(5)
The totals in this column include reportable interest credited under Abbott Laboratories Non-Employee Directors' Fee Plan during the year.

(6)
The amounts reported in this column include tax payments made in connection with the director's trust established under the Abbott Laboratories Non-Employee Directors' Fee Plan, as follows: H. L. Fuller, $28,073; B. Powell Jr., $50,758; W. A. Reynolds, $40,589; W. D. Smithburg, $71,700; and J. R. Walter, $20,338. Abbott's non-employee directors are eligible to participate in Abbott's charitable matching grant program, which matches the director's contributions (up to $25,000 annually) to charities recognized by the Internal Revenue Service. These amounts also include charitable matching grant contributions, as follows: J. M. Greenberg, $25,000; B. Powell Jr., $24,997; W. A. Reynolds, $18,500; and W. D. Smithburg, $25,000.

Security Ownership of Executive Officers and Directors

The table below reflects the number of common shares beneficially owned as of January 31, 2007, by each person who served as a director of Abbott during 2006, by each director nominee, by the chief executive officer, the chief financial officer, and the four other most highly paid executive officers (the "named officers"), and by all directors, director nominees, and executive officers of Abbott as a group. It also reflects the number of stock equivalent units and restricted stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan.

Name	Shares Beneficially Owned (1)(2)(3)	Stock Options Exercisable within 60 days of January 31, 2007	Stock Equivalent Units

R. S. Austin	10,860	6,668	0

W. M. Daley	7,516	0	3,949

W. G. Dempsey	183,821	647,574	0

W. J. Farrell	3,127	0	0

T. C. Freyman	258,320	389,310	0

H. L. Fuller	38,650	52,710	47,239

R. A. Gonzalez	405,790	2,010,062	0

J. M. Greenberg	10,860	16,857	0

J. M. Leiden	0	0	0

H. Liepmann	118,095	301,554	0

D. A. L. Owen	18,523	31,243	6,048

B. Powell Jr.	30,245	0	82,325

W. A. Reynolds	39,423	44,706	75,256

R. S. Roberts	15,508	35,660	1,431

S. C. Scott III	0	0	0

W. D. Smithburg	61,595	25,129	117,364

G. F. Tilton	960	0	0

J. R. Walter	35,258	42,194	30,680

M. D. White	948,350	3,272,981	0

All directors, director nominees, and executive officers as a group (4)(5)	3,287,075	9,635,553	364,292

(1)
The table includes the shares held in the officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: W. G. Dempsey, 10,576; T. C. Freyman, 18,956; R. A. Gonzalez, 17,831; H. Liepmann, 13,518; M. D. White, 16,867; and, all executive officers as a group, 146,165. Each officer has shared voting power and sole investment power with respect to the shares held in his account.

(2)
The table includes restricted stock units held by the non-employee directors and payable in stock upon their retirement from the board, as follows: R. S. Austin, 4,016; W. M. Daley, 4,016; W. J. Farrell, 2,127; H. L. Fuller, 4,016; J. M. Greenberg, 4,016; D. A. L. Owen, 4,016; B. Powell Jr., 4,016; W. A. Reynolds, 4,016; R. S. Roberts, 4,016; and W. D. Smithburg, 4,016; and all directors as a group, 38,271.

(3)
The table includes shares pledged as security as follows: R. A. Gonzalez, 7,600; and T. C. Freyman, 47,292.

(4)
Certain executive officers of Abbott are fiduciaries of several employee benefit trusts maintained by Abbott. As such, they have shared voting and/or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 2007, these trusts owned a total of 52,826,087 (3.4%) of the outstanding shares of Abbott.

(5)
Excluding the shared voting and/or investment power over the shares held by the trusts described in footnote 4, the directors director nominees, and executive officers as a group together own beneficially less than one percent of the outstanding shares of Abbott.

Executive Compensation

Compensation Discussion and Analysis

COMPENSATION PHILOSOPHY

The Compensation Committee has established a compensation philosophy to attract, retain and motivate executives and to align their financial rewards with shareholder returns. The following guiding principles apply:

All components of both performance and pay should be examined relative to two peer groups:

1.
Primarily to direct health care competitors. This group presently includes Amgen, Bristol-Myers Squibb Company, Eli Lilly and Company, Glaxo SmithKline plc, Johnson & Johnson, Merck & Company, Inc., Novartis, Pfizer, Inc., Schering-Plough Corporation and Wyeth.

2.
Secondarily, to a select group of global, diversified high performing companies with a five-year average return on equity of 18% or higher and similar to Abbott in terms of size and/or scope of operations. This group currently includes Anheuser-Busch Companies, Inc., Bristol-Meyers Squibb Company, Caterpillar, The Coca-Cola Company, Colgate-Palmolive Company, Eastman Kodak Company, Eli Lilly and Company, General Dynamics Corporation, General Mills, Inc., The Gillette Company, H.J. Heinz Company, Kellogg Company, Kimberly-Clark Corporation, Merck & Company, Inc., 3M, PepsiCo, Inc., Pfizer, Inc. and Sara Lee Corporation.

To achieve the Compensation Committee's objectives, Abbott's pay plans must serve three primary purposes. First, they must be competitive. Presently, competitive means targeting total compensation, in the aggregate (i.e., including base pay, short-term incentives, long-term incentives and benefits) in a manner that references the median of our primary health care comparison group as an initial benchmark, but varies based on individual and company performance for the period relative to those peer groups. Individual targets are equitably set on the same basis, compared to both peer groups and internal benchmarks. Secondly, pay should vary based on company and individual performance. Thirdly, they should align participant's interests with shareholders.

Specifically, base salaries are typically reviewed annually. Overall, company targets are set based on the company's business plan. Individual increases are granted based on performance (merit), and influenced by internal and external equity. The Compensation Committee focuses on those elements of pay that are driven by performance, rather than on fixed elements such as base pay.

Short-term (annual) incentive targets are determined annually. Specific performance goals supporting both the company's overall goals for the year and the contributions of each executive in his or her own area of responsibility are established. In this way, each executive's bonus is directly tied to company results, yet varies based on the individual's actual performance. Short-term incentives primarily support the setting and tracking of individual and team goals, and rewarding performance that facilitates their achievement. In the aggregate, short-term incentives should trail our peers when performance trails, match our peers when performance is at peer levels and exceed peers when performance does.

Long-term incentives are typically in the form of equity-based awards and are designed to increase executives' ownership in the company, creating direct alignment with the interests of shareholders. As with other pay elements, reference is made to the median of competitive benchmarks, but the actual awards vary based on Abbott's overall results compared to peers, the company's business plan, and individual performance. Long-term incentives serve two primary purposes. The first objective is the retention of our senior leaders, a key asset of the company. Secondly, long term incentives help to continuously align shareholder and executive interests. Accordingly, while reference is made to the competitive medians, long-term incentive awards should trail competitors when performance trails, match competitors when performance matches, and exceed competitors when performance exceeds their performance. To achieve this outcome, Abbott currently grants both non-qualified stock options and full value shares subject to vesting restrictions. The full value shares are typically granted in two forms: performance based restricted stock with a return on equity vesting threshold and traditional time-vested shares, which provide for cliff vesting to provide retention incentives for the recipient.

Post-retirement and certain other benefits are also necessary to attract and retain key executives. In the aggregate, while the practices of individual companies vary widely, these plans also reference competitive medians which are adjusted to reflect the actual performance of the individual and the company.

HOW OUR PHILOSOPHY GUIDES SPECIFIC DECISIONS

Each named officer establishes specific written goals for each performance period, typically a calendar year. These goals establish specific targets which are tied with the financial, strategic and operational goals of the company and may include, among others, goals relating to earnings, sales, earnings per share, and similar financial measures. The Chief Operating Officer and Chief Executive Officer review the goals of each executive for alignment and calibration with the overall objectives of the company. The Chief Executive Officer's goals are established with input from and are reviewed by the independent Board members. The Chief Executive Officer evaluates the performance and recommends the total compensation award for each named officer, other than himself. The Chief Executive Officer's performance, as against these established goals, is reviewed by the Compensation Committee and, based upon that evaluation, the Committee determines the compensation of the Chief Executive Officer, with the exception of the Chief Executive Officer's base compensation, which is approved by the independent directors of the full board, following the recommendation of the Committee. The Committee also reviews the performance of the company's other executive officers, taking into consideration the Chief Executive Officer's recommendation, and determines their compensation based on that review.

COMPENSATION COMPONENTS

Using compensation survey data from the peer groups, a range for total compensation and each of its elements—base salary, annual incentive, long-term incentives and non-cash compensation—is annually established by the Committee for each named officer. The Committee considered a number of alternative financial metrics to assess Abbott's relative performance. Based upon the advice of its independent compensation consultant, and its own review, the Committee determined that total shareholder return, earnings per share, return on equity, and return on net assets were appropriate performance measures. The Committee also evaluates the success of the management team as a whole and each officer's goals in the development and execution of strategic plans, the development of talent, successful progress of Abbott's diversity initiative, and the exercise of leadership within the industry and in the communities that Abbott serves.

Specific pay decisions for the named officers are described below and reflected in the Summary Compensation Table on page 17 of this proxy statement.

Base Pay

An overall merit budget of 3.5% was established for executive staff in 2006. This target equals the target for most of Abbott's U. S. employee population. Most executives received a 3.5% merit increase, but due to individual performance, peer comparisons both outside and inside the company, promotions, career growth and potential, individual increases varied.

Performance-Based Annual Cash Incentives

All named officers participate in the 1998 Abbott Laboratories Performance Incentive Plan (PIP). The PIP is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for performance-based compensation.

Each year, maximum award allocations awards for PIP participants as a percentage of consolidated net earnings are set. For 2006, the maximum award for the Chief Executive Officer was .0015 of adjusted consolidated net earnings for the fiscal year; for the Chief Operating Officer .0010 of adjusted consolidated net earnings; and for all other PIP participants .00075 of adjusted consolidated net earnings. Actual awards paid to PIP participants varied based on both corporate and individual results. Historically, and in 2006, the Committee has used its discretion to deliver PIP award amounts well below the maximums. For 2006, the company met or exceeded all of its predetermined financial goals, which included consolidated net earnings, profitability, sales and earnings per share. Abbott delivered annual shareholder returns in the top quartile of the health care peer group. The longer term measure of five-year total shareholder returns exceeded the average of the companies in Abbott's health care peer group, positioned between the 50th and 75th percentiles. Accordingly, after examining the one-year and five-year performance measures, the Compensation Committee determined that, in the aggregate, actual awards should be targeted between the 50th and 75th percentile of peers. Individual award amounts varied based upon each individual's relative performance against pre-determined goals.

Long-Term Incentives—Equity Awards

Based on its analysis of the competitive long-term incentive practice in the market place, the goals of the company's long-term incentive program, the recommendation of its independent compensation consultant, current outstanding awards held by named officers and the Committee's assessment that the management team's operating performance exceeded that of Abbott's comparators as described above, the Committee determined that the annual long-term incentive award in 2006 should be targeted midway between the median and seventy-fifth percentile of the market place. Applying these standards, the Committee determined the value for each named officer and made the awards reported in the Summary Compensation Table as shown on page 17 of this proxy statement. Further, the Committee determined in 2006, based on changing market practice, input from its independent compensation consultant and to align with recommendations of institutional shareholders, the long-term incentive award for named officers should be in the form of 50% stock options and 50% performance-vested shares.

Abbott's policy with respect to its annual equity award for all employees, including the Chief Executive Officer, executive officers and all other officers of the company, is to grant this award and set the grant price at the same time each year, at the Compensation Committee's regularly scheduled February meeting. These meeting dates are generally the third Friday of February and are scheduled two years in advance. In 2006, the annual grant was dated and the grant price set on February 17th. The historical practice for setting the grant price is the average of the highest and lowest trading price of a common share on the date of the grant (rounded up to the next even penny). The grant price for the 2006 annual grant was set at $44.16. The high, low and closing price of an Abbott common share on February 17th was $44.50, $43.80 and $44.34, respectively.

In establishing criteria for performance vesting shares, the Committee considered the recommendation of its independent compensation consultant, and the fact that the secondary comparison of "High-Performance Companies" is currently defined by five-year average return on equity of 18% or greater. Accordingly, performance-based stock awards granted in 2006 will be earned (vested) over a period of up to five years, with not more than one-third of the award vesting in any one year, dependent upon the company achieving an annual return on equity threshold of 18% from continuing operations adjusted for specified items per the quarterly earnings releases (which is currently above the median of Abbott's Standard Industrial Classification peer group). If the thresholds are met in three of the five years, 100% of the performance shares will vest. If the thresholds are not met in any of the five years, 100% of the performance shares will be forfeited.

Post Termination and Other Benefits

Each of the benefits described below were chosen to support the company's objective of providing a total competitive pay program. Individual benefits do not directly affect decisions regarding other benefits or pay components, except to the extent that all benefits and pay components must, in aggregate, be competitive, as previously discussed.

Retirement Benefits

The named officers participate in two Abbott-sponsored defined benefit plans: the Abbott Laboratories Annuity Retirement Plan ("ARP") and the Abbott Laboratories Supplemental Pension Plan ("SERP"). These plans are described in greater detail in the section of the proxy statement captioned "Pension Benefits".

Since officers' SERP benefits cannot be secured in a manner similar to qualified plans, which are held in trust, officers receive an annual cash payment equal to the increase in present value of their SERP benefit. Officers have the option of depositing these annual payments to an individually established grantor trust, net of tax withholdings. Deposited amounts may be credited with the difference between the officer's actual annual trust earnings and the rate used to calculate trust funding (currently eight percent). Since amounts contributed to the trust have already been taxed, Abbott remits the tax owed on the income earned by the trust or any company adjustment paid to the trust, thus preserving the parity of the benefit to those payable under the ARP. The manner in which the grantor trust will be distributed to an officer upon retirement from the company generally follows the manner elected by the officer under the ARP. Should an officer (or his spouse depending upon the pension distribution method elected by the officer under the ARP) live beyond the actuarial life expectancy age used to determine the SERP benefit and therefore exhaust the trust balance, the SERP benefit will be paid to the officer by Abbott.

Deferred Compensation

Officers of the company, like all U.S. employees, are eligible to defer a portion of annual base salary, on a pre-tax basis, to the company's qualified 401(k) plan, up to the IRS contribution limits. Officers are also eligible to defer up to 18% of their base salary, less contributions to the 401(k) plan, to a non-qualified plan. 100% of annual incentive awards earned under the company's PIP Plan are also eligible for deferral to a non-qualified plan. Officers may defer these amounts to unfunded book accounts or choose to have the amounts paid in cash on a current basis and deposited into individually established grantor trusts, net of tax withholdings. These amounts are credited annually with earnings equivalent to the average prime rate over the previous thirteen months plus 2.25 percent. Since amounts contributed to the trusts have already been taxed, Abbott remits the tax owed on the income earned by the trusts or any company adjustment paid to the trusts. Officers elect the manner in which the assets held in their grantor trusts will be distributed to them upon retirement or other separation from the company.

Change in Control (CIC) Arrangements

On February 16, 2007 Messrs. White, Gonzalez and Freyman informed the Compensation Committee that they would voluntarily terminate their individual CIC agreements with the Company, effective February 28, 2007.

Abbott's other executive officers have individual CIC agreements. The purpose of these agreements is to aid in retention and recruitment, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the company and to protect the earned benefits of the officer against adverse changes resulting from a change in control. The level of payments provided under the agreements is established to be consistent with market practice as confirmed by data provided the Committee by its independent compensation consultant. These arrangements are described in greater detail in the section of the proxy captioned "Potential Payments Upon Termination or Change-in-Control".

Financial Planning

Named officers are eligible for up to $10,000 of annual costs associated with estate planning advice, tax preparation and general financial planning fees. If an officer chooses to utilize this benefit, fees for services received up to the annual allocation are paid by the company and are treated as imputed income to the officer who then is responsible for payment of all taxes due on the fees paid by the company.

Company Automobile

Named officers are eligible for use of a company-leased vehicle, with a lease term of 50 months. Seventy five (75%) percent of the cost of the vehicle is imputed to the officer as income.

Company Aircraft

Non-business related flights on corporate aircraft are covered by time-sharing lease agreements, pursuant to which certain costs associated with those flights are reimbursed in accordance with Federal Aviation Administration regulations. Messrs. Gonzalez, Freyman, and White have such agreements and reimbursed the Company for non-business flights in accordance with those agreements.

Disability Benefit

In addition to Abbott's standard disability benefits, the named officers are eligible for a monthly long-term disability benefit, which is described in greater detail in the section of the proxy captioned, "Potential Payments Upon Termination or Change-in-Control."

SHARE OWNERSHIP GUIDELINES

To further promote sustained shareholder return and to ensure the company's executives remain focused on both short and long-term objectives, the company has established share ownership guidelines. Each officer has five years from the date appointed/elected to his/her position to achieve the ownership level associated with the position. The share ownership requirements are 175,000 shares for the Chief Executive Officer; 100,000 shares for the Chief Operating Officer; 50,000 shares for Executive Vice Presidents and Senior Vice Presidents and 25,000 shares for all other officers. All named officers meet or substantially exceed the guidelines.

As provided in Abbott's Stock Incentive Program, no award may be assigned, alienated, sold or transferred otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or as permitted by the Committee for estate planning purposes, and no award and no right under any award, may be pledged, alienated, attached or otherwise encumbered. All members of senior management, including the company's executive officers, and certain other employees are required to clear any transaction involving company stock with the General Counsel prior to entering into such transaction.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER'S COMPENSATION

The company's performance for 2006 as described above and as reflected in the company's financial statements included strong growth in sales, earnings and shareholder returns that placed Abbott in the top quartile of the health care peer group. Accordingly, in evaluating Mr. White's overall performance, the Committee determined that Mr. White exceeded his strategic and financial goals for 2006. Therefore, in February 2007, the Committee awarded Mr. White a PIP bonus of $4,050,000 for his performance in 2006, intended to recognize his leadership in guiding the Company to top-quartile performance.

Other 2006 compensation approved for Mr. White by the Committee and Independent Directors of the Board, as appropriate, in February 2006 (the Committee's Charter requires the CEO's base salary be approved by the Independent Directors of the Board) included a base salary increase of 3.5%, the average of the company's U.S. merit increase budget, to $1,671,100, a 438,000 share stock option grant and a 139,000 share performance vesting restricted stock award.

COMPLIANCE

The PIP and Incentive Stock Program, which are described above, are intended to comply with Internal Revenue Code Section 162(m) to ensure deductibility.

The Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Committee believes that shareholder interests are best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee may from time to time approve components of compensation for certain officers that are not deductible.

While the Committee does not anticipate there would ever be circumstances where a restatement of earnings upon which any incentive plan award decisions were based would occur, the Committee, in evaluating such circumstances, has discretion to take all actions necessary to protect the interests of shareholders up to and including actions to recover such incentive awards. Such circumstances have never occurred.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is primarily responsible for reviewing, approving and overseeing Abbott's compensation plans and practices, and works with management and the committee's independent consultant to establish Abbott's executive compensation philosophy and programs. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

W. D. Smithburg, Chairman, W. M. Daley, W. J. Farrell, H. L. Fuller, and B. Powell Jr.

Summary Compensation Table

The following table summarizes compensation awarded to, earned by, or paid to the named officers in 2006. The section of the proxy statement captioned "Compensation Discussion and Analysis—Compensation Components" describes in greater detail the information reported in this table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($) (6)

Miles D. White, Chairman of the Board, Chief Executive Officer and Director	2006	$1,661,973	$10,560,151	$8,479,149	$4,050,000	$1,308,852	$855,233	$26,915,358

Richard A. Gonzalez, Chief Operating Officer and Director	2006	973,931	8,496,529	4,322,329	1,535,000	912,509	472,991	16,713,289

Thomas C. Freyman, Executive Vice President, Finance and Chief Financial Officer	2006	812,884	1,829,920	1,269,012	1,091,000	745,382	273,281	6,021,479

William G. Dempsey, Executive Vice President, Pharmaceutical Products Group	2006	630,583	1,773,391	1,281,960	756,000	710,542	319,151	5,471,627

Holger Liepmann, Executive Vice President, Global Nutrition	2006	625,962	1,686,423	1,334,455	657,000	760,795	624,063	5,688,698

Jeffrey M. Leiden, Former President and Chief Operating Officer, Pharmaceutical Products Group and Director (7)	2006	225,083	4,053,861	0	0	241,792	244,055	4,764,791

(1)
The amounts reported in this column represent expense recognized in 2006 for outstanding restricted stock awards, were calculated in accordance with Financial Accounting Standards Board Statement No. 123(R), "Share-based Payment" and include expense for awards granted in 2006 and prior years. These amounts were determined by multiplying the number of restricted shares granted by the average of the high and low market prices of an Abbott common share on the date of grant, allocated over the vesting period of the award.

(2)
The amounts reported in this column represent expense recognized in 2006 for outstanding stock options and were calculated in accordance with Financial Accounting Standards Board Statement No. 123(R), excluding an estimate of forfeitures related to service-based vesting conditions. Although these awards vest over three years, Abbott recognized the full value of these awards as expense in 2006 as the named officers are retirement eligible. These amounts were determined as of the option's grant date using a Black-Scholes stock option valuation model. For options, other than replacement options, the model uses the assumptions described in Note 9, entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplementary Data" in Abbott's 2006 Annual Report on Securities and Exchange Commission Form 10-K. For replacement options, the model uses the following assumptions: expected volatility of 28%, dividend yield ranging between 2.4% and 2.8%, risk-free interest ranging between 4.6% and 5.0%, and an option life equal to 61% of the option's remaining term.

(3)
This compensation is earned as a performance-based incentive bonus, pursuant to the 1998 Abbott Laboratories Performance Incentive Plan. Additional information regarding the Performance Incentive Plan can be found in the section of this proxy statement captioned, "Compensation Discussion and Analysis – Compensation Components – Performance-based Annual Cash Incentives."

(4)
The following plan amounts are reported in this column:

  Abbott Laboratories Annuity Retirement Plan.    M. D. White: $25,025; R. A. Gonzalez: $30,651; T. C. Freyman: $29,849; W. G. Dempsey: $48,486; H. Liepmann: $31,824; and J. M. Leiden: $3,245.

  Abbott Laboratories Supplemental Pension Plan.    M. D. White: $972,873; R. A. Gonzalez: $763,682; T. C. Freyman: $702,566; W. G. Dempsey: $492,654; H. Liepmann: $642,705; and J. M. Leiden: $46,641.

  Non-Qualified Defined Contribution Plan Earnings.    The totals in this column include reportable interest credited under

  Abbott's non-qualified defined contribution plans as follows: M. D. White: $310,954; R. A. Gonzalez: $118,176; T. C. Freyman: $12,967; W. G. Dempsey: $169,402; H. Liepmann: $86,266; and J. M. Leiden: $191,906.

(5)
The amounts reported in this column include the following:

  Earnings, Fees and Tax Payments for Non-Qualified Defined Benefit and Non-Qualified Defined Contribution Plans (net of reportable interest included in footnote 4):

  M. D. White: $675,843; R. A. Gonzalez: $349,822; T. C. Freyman: $217,119; W. G. Dempsey: $261,738; H. Liepmann: $485,077; and J. M. Leiden: $194,695.

    Each of the named officers' awards under The 1998 Abbott Laboratories Performance Incentive Plan are paid in cash to the officer on a current basis and may be deposited into a grantor trust established by the officer, net of maximum tax withholdings. None of the named officers currently receives awards under the 1986 Abbott Laboratories Management Incentive Plan, but grantor trusts were established by the officers under that plan, as well.

  Employer Contributions to Defined Contribution Plans.

  M. D. White: $83,099; R. A. Gonzalez: $48,697; T. C. Freyman: $40,644; W. G. Dempsey: $31,529; H. Liepmann: $31,298; and J. M. Leiden: $10,620.

    These amounts include employer contributions both to Abbott's tax-qualified defined contribution plan and to the Abbott Laboratories 401(k) Supplemental Plan. The Abbott Laboratories 401(k) Supplemental Plan permits Abbott's officers to contribute amounts in excess of the limit set by the Internal Revenue Code for employee contributions to 401(k) plans up to the excess of (i) 18% of their base salary over (ii) the amount contributed to Abbott's tax-qualified 401(k) plan. Abbott matches participant contributions at the rate of 250% of the first 2% of compensation contributed to the Plan. The named officers have these amounts paid to them in cash on a current basis and deposited into a grantor trust established by the officer, net of maximum tax withholdings.

  All Other Compensation.

  M. D. White: $96,291; R. A. Gonzalez: $74,472; T. C. Freyman: $15,518; W. G. Dempsey: $25,884; H. Liepmann: $107,688; and J. M. Leiden: $38,740.

    Non-business related flights on corporate aircraft are covered by time-sharing lease agreements, pursuant to which certain costs associated with those flights are reimbursed in accordance with Federal Aviation Administration regulations. Messrs. Gonzalez, Freyman, and White have such agreements and reimbursed the Company for non-business flights in accordance with those agreements.

    Included in All Other Compensation are the following amounts, which reflect Abbott's incremental cost less reimbursements for non-business related flights: M. D. White, $90,154; R. A. Gonzalez, $43,546; T. C. Freyman, $8,148; and, J. M. Leiden $11,235. The company determines the incremental cost for these flights based on the direct cost to Abbott, including fuel costs, parking, handling and landing fees, catering, travel fees, and other miscellaneous direct costs.

    Also included in All Other Compensation is the cost of providing a corporate automobile less amount reimbursed by the executive: M. D. White, $6,137; R. A. Gonzalez, $23,426; T. C. Freyman, $7,370; W. G. Dempsey, $15,884; H. Liepmann, $22,561; and, J. M. Leiden, $17,505.

    For Messrs. Gonzalez, Dempsey, Liepmann, and Dr. Leiden, costs associated with financial planning are included: R. A. Gonzalez, $7,500; W. G. Dempsey, $10,000; H. Liepmann, $10,000; and, J. M. Leiden, $10,000.

    For Mr. Liepmann, incremental tax payments of $75,127 resulting from his multi-year assignment outside the United States are included.

    The named officers are also eligible to participate in an executive disability benefit described on page 15.

(6)
The amount of salary and bonus (including performance-based bonuses described in footnote 3, above) in relation to total compensation is as follows: M. D. White: 21.2%; R. A. Gonzalez: 15.0%; T. C. Freyman: 31.6%; W. G. Dempsey: 25.3%; H. Liepmann: 22.6%; and J. M. Leiden: 4.7%.

(7)
Effective March 24, 2006, Dr. Jeffrey M. Leiden stepped down as a director and as president and chief operating officer of Abbott's Pharmaceutical Products Group.

Grants of Plan-Based Awards

				Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Numbers of Securities Underlying Options (#)
									Exercise or Base Price of Options Awards ($/Sh.) (6)
										Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Target ($)	Maximum ($)

M. D. White	2/17/06			139,000	(2)						$6,138,240	(7)
	2/17/06						438,000	(3)	$44.16	$44.34	5,133,360	(8)
	7/27/06						2,121	(4)	47.10	47.22	6,384	(8)
	7/27/06						41,579	(4)	47.10	47.22	344,274	(8)
	7/27/06						273,778	(4)	47.10	47.22	2,995,131	(8)

R. A. Gonzalez	2/17/06			100,000	(2)						4,416,000	(7)
	3/27/06			25,000	(2)						1,097,750	(7)
	2/17/06						310,000	(3)	44.16	44.34	3,633,200	(8)
	3/31/06						71,191	(4)	42.64	42.47	689,129	(8)

T. C. Freyman	2/17/06			28,600	(2)						1,262,976	(7)
	2/17/06						83,000	(3)	44.16	44.34	972,760	(8)
	2/15/06						29,245	(4)	43.73	44.15	296,252	(8)

W. G. Dempsey	2/17/06			26,500	(2)						1,170,240	(7)
	11/1/06					20,000					947,000	(7)
	2/17/06						83,000	(3)	44.16	44.34	972,760	(8)
	2/14/06						27,328	(4)	42.83	43.73	268,088	(8)
	8/16/06						2,054	(4)	48.66	49.28	17,315	(8)
	8/16/06						2,082	(4)	48.66	49.28	23,797	(8)

H. Liepmann	2/17/06			26,500	(2)						1,170,240	(7)
	2/17/06						83,000	(3)	44.16	44.34	972,760	(8)
	1/31/06						17,954	(4)	42.94	43.15	178,642	(8)
	2/15/06						2,286	(4)	43.73	44.15	12,756	(8)
	6/30/06						17,395	(4)	42.90	43.61	170,297	(8)

J. M. Leiden	2/17/06			100,000	(5)						4,416,000	(7)
	1/31/06						70,249	(4),(5)	42.94	43.15	155,250	(8)
	2/17/06						310,000	(5)	44.16	44.34	3,633,200	(8)

(1)
Each of the named officers participates in the 1998 Abbott Laboratories Performance Incentive Plan, an annual, non-equity incentive plan. The annual cash incentive award earned by the named officer in 2006 under the plan is shown in the Summary Compensation Table under the column captioned "Non-Equity Incentive Plan Compensation." No future awards will be made under the plan's 2006 annual cash incentive award. The Performance Incentive Plan is described in greater detail in the section of the proxy statement captioned, "Compensation Discussion and Analysis – Compensation Components – Performance-based Annual Cash Incentives."

(2)
These amounts represent the number of shares of performance-based restricted stock granted in 2006 to the named officer. These restricted stock awards have a 5-year term and vest upon Abbott reaching a minimum return on equity target, with no more than one-third of the award vesting in any year. In 2006, Abbott reached its minimum return on equity target and one-third of each of these awards vested on February 16, 2007. The equity targets are described in the section of the proxy statement captioned, "Compensation Discussion and Analysis—Compensation Components—Long-Term Incentives—Equity Awards." In the event of the officer's death or disability or a change in control of Abbott, as defined in the Abbott Laboratories 1996 Incentive Stock Program, these awards are deemed fully earned. Outstanding restricted shares receive dividends at the same rate as all other shareholders.

(3)
One-third of the shares covered by these options are exercisable after one year; two-thirds after two years; and all after three years. The options vest in the event of the officer's death or disability or a change in control of Abbott. Under the Incentive Stock Program, these options have an exercise price equal to the average of the high and low market prices of an Abbott common share on the date of grant. These options do not contain a replacement option feature.

(4)
These are replacement options. When the exercise price of an option with a replacement option feature is paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with shares of Abbott's common stock held by the named officer, a replacement option is granted for the number of shares used to make that payment. Abbott uses the closing price of an Abbott common share on the business day before the exercise to determine the number of shares required to exercise the related option and the exercise price of the replacement option. The replacement option is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option. Other terms and conditions of the replacement option award are the same in all material respects to those applicable to the original grant.

(5)
Effective March 24, 2006, Dr. Jeffrey M. Leiden stepped down as a director and as president and chief operating officer of Abbott's pharmaceutical products group and forfeited these stock awards and option awards.

(6)
Abbott determined the exercise price of these options using the average of the highest and lowest price (rounded-up to the next even penny) of an Abbott common share on the grant date.

(7)
Abbott determines the aggregate grant date fair value of stock awards by multiplying the number of restricted shares granted by the average of the high and low market prices of an Abbott common share on the grant date.

(8)
These values were determined as of the option's grant date using a Black-Scholes stock option valuation model. For options, other than replacement options, the model uses the assumptions described in Note 9, entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplemental Data" in Abbott's 2006 Annual Report on Securities and Exchange Commission Form 10-K. For replacement options, the model uses the following assumptions: expected volatility of 28%, dividend yield ranging between 2.4% and 2.8%, risk-free interest ranging between 4.6% and 5.0%, and an option life equal to 61% of the option's remaining term.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named officers at year-end.

	Option Awards (1)(2)						Stock Awards (1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

M. D. White							200,000	(3)	$9,742,000

							55,000	(3)	2,679,050

							42,533	(3)	2,071,782

										139,000	(3)	$6,770,690

	169,064				$34.7727	02/12/08

	159,608				40.5618	09/14/08

	372,419				42.4978	02/11/09

	23,664				49.5463	02/13/07

	558,628				45.4488	02/08/11

	38,007				47.8829	02/13/07

	37,046				47.8829	02/12/08

	131,125				47.8829	02/10/10

	675,674				53.6250	02/14/12

	342,493				33.2314	02/13/13

	269,560	134,780	(3)		41.0317	02/19/14

	146,934	293,866	(3)		46.3400	02/17/15

	224,097				44.6000	02/10/10

		438,000	(3)		44.1600	02/16/16

		2,121	(3)		47.1000	02/13/07

		41,579	(3)		47.1000	02/10/10

		273,778	(3)		47.1000	02/13/13

See footnotes on page 26.

R. A. Gonzalez						145,000	(3)	$7,062,950

						40,000	(3)	1,948,400

						30,933	(3)	1,506,746

									100,000	(3)	$4,871,000

									25,000	(3)	1,217,750

	2,875			$34.7727	02/12/08

	74,483			42.4978	02/11/09

	31,921			39.5011	07/31/10

	266,013			45.4488	02/08/11

	20,702			45.7965	02/13/07

	22,861			45.7965	02/10/10

	48,145			49.8095	02/12/08

	3,761			49.8095	02/10/10

	478,824			53.6250	02/14/12

	1,144			51.0594	02/13/07

	19,814			51.0594	02/12/08

	25,353			51.0594	02/10/10

	351,235			33.2314	02/13/13

	25,298			40.9471	02/10/10

	191,530	95,764	(3)	41.0317	02/19/14

	104,400	208,800	(3)	46.3400	02/17/15

	2,142			46.6500	02/13/07

	2,142			46.6500	02/10/10

	37,256			46.6500	02/13/13

		310,000	(3)	44.1600	02/16/16

	71,191			42.6400	02/13/13

See footnotes on page 26.

T. C. Freyman						25,000	(3)	$1,217,750

						8,000	(3)	389,680

						6,200	(3)	302,002

									28,600	(3)	$1,393,106

	31,920			$42.4978	02/11/09

	106,405			45.4488	02/08/11

	17,828			46.9196	02/13/07

	24,839			46.9196	02/12/08

	11,767			46.9196	02/10/10

	95,764			53.6250	02/14/12

	24,684			41.0693	02/10/10

	31,131			41.6426	02/13/13

	39,015	19,507	(3)	41.0317	02/19/14

	2,292			43.6100	02/12/08

	21,267	42,533	(3)	46.3400	02/17/15

	29,290			46.6500	02/13/13

	29,245			43.7300	02/13/13

		83,000	(3)	44.1600	02/16/16

See footnotes on page 26.

W. G. Dempsey						25,000	(3)	$1,217,750

						8,000	(3)	389,680

						6,200	(3)	302,002

									26,500	(3)	$1,290,815

									20,000	(3)	974,200

	74,483			$42.4978	02/11/09

	106,405			45.4488	02/08/11

	47,411			46.4027	02/12/08

	5,570			50.3827	02/13/07

	22,365			50.3827	02/12/08

	25,566			50.3827	02/10/10

	95,764			53.6250	02/14/12

	53,171			41.1069	02/10/10

	31,172			41.6426	02/13/13

	39,015	19,507	(3)	41.0317	02/19/14

	2,278			43.8600	02/13/07

	2,279			43.8600	02/12/08

	21,267	42,533	(3)	46.3400	02/17/15

	28,771			48.2900	02/13/13

	22,916			48.6700	02/13/07

	27,328			42.8300	02/13/13

		83,000	(3)	44.1600	02/16/16

		2,054	(3)	48.6600	02/10/10

		2,082	(3)	48.6600	02/13/13

See footnotes on page 26.

H. Liepmann						18,000	(3)	$876,780

						4,500	(3)	219,195

						3,500	(3)	170,485

						6,200	(3)	302,002

									26,500	(3)	$1,290,815

	11,703			$42.4978	02/11/09

	15,428			45.4488	02/08/11

	15,960			44.6124	07/08/11

	5,479			52.2529	02/13/07

	6,691			52.2529	02/12/08

	3,965			52.2529	02/10/10

	53,201			53.6250	02/14/12

	822			33.2314	02/13/13

	2,819			40.9283	02/13/07

	21,281	10,639	(3)	41.0317	02/19/14

	17,734	8,867	(3)	38.6258	03/30/14

	8,761			41.0100	02/10/10

	18,666			41.6900	02/13/13

	21,267	42,533	(3)	46.3400	02/17/15

	17,954			42.9400	02/13/13

	2,286			43.7300	02/12/08

		83,000	(3)	44.1600	02/16/16

		17,395	(3)	42.9000	02/13/13

See footnotes on page 26.

Footnotes to Equity Awards table:

(1)
J. M. Leiden did not have any outstanding equity awards at year-end.

(2)
Except as noted, these options are fully vested.

(3)
The vesting dates of outstanding unexercisable stock options and unvested restricted stock awards at December 31, 2006 are as follows:

	Option Awards				Stock Awards

Name	Number of Unexercised Shares Remaining from Original Grant	Number of Option Shares Vesting – Date Vested 2007	Number of Option Shares Vesting – Date Vested 2008	Number of Option Shares Vesting – Date Vested 2009	Number of Restricted Shares	Number of Restricted Shares Vesting – Date Vested 2007		Number of Restricted Shares Vesting – Date Vested 2008	Number of Restricted Shares Vesting – Date Vested 2009

M. D. White	134,780	134,780 – 2/20			200,000	200,000 – 2/15

	293,866	146,933 – 2/18	146,933 – 2/18		55,000	55,000 – 2/20

	438,000	146,000 – 2/17	146,000 – 2/17	146,000 – 2/17	42,533	21,267 – 2/18		21,266 – 2/18

	2,121	2,121 – 1/27			139,000	(a	)

	41,579	41,579 – 1/27

	273,778	273,778 – 1/27

R. A. Gonzalez	95,764	95,764 – 2/20			145,000	145,000 – 2/15

	208,800	104,400 – 2/18	104,400 – 2/18		40,000	40,000 – 2/20

	310,000	103,334 – 2/17	103,333 – 2/17	103,333 – 2/17	30,933	15,467 – 2/18		15,466 – 2/18

					100,000	(a	)

					25,000	(b	)

T. C. Freyman	19,507	19,507 – 2/20			25,000	25,000 – 2/15

	42,533	21,267 – 2/18	21,266 – 2/18		8,000	8,000 – 2/20

	83,000	27,667 – 2/17	27,667 – 2/17	27,666 – 2/17	6,200	3,100 – 2/18		3,100 – 2/18

					28,600	(a	)

W. G. Dempsey	19,507	19,507 – 2/20			25,000	25,000 – 2/15

	42,533	21,267 – 2/18	21,266 – 2/18		8,000	8,000 – 2/20

	83,000	27,667 – 2/17	27,667 – 2/17	27,666 – 2/17	6,200	3,100 – 2/18		3,100 – 2/18

	2,054	2,054 – 2/16			26,500	(a	)

	2,082	2,082 – 2/16			20,000				20,000 – 11/1

H. Liepmann	10,639	10,639 – 2/20			18,000	18,000 – 2/15

	8,867	8,867 – 3/31			4,500	4,500 – 2/20

	42,533	21,267 – 2/18	21,266 – 2/18		3,500	3,500 – 3/31

	83,000	27,667 – 2/17	27,667 – 2/17	27,666 – 2/18	6,200	3,100 – 2/18		3,100 – 2/18

	17,395	17,395 – 1/1			26,500	(a	)

(a)
These shares were granted on February 17, 2006 and have a 5-year term, with no more than 1/3 of the award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2006, Abbott reached its minimum return on equity target and one-third of each of these awards vested on February 17, 2007.

(b)
These shares were granted on March 27, 2006 and have a 5-year term, with no more than 1/3 of the award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2006, Abbott reached its minimum return on equity target and one-third of this award will vest on March 27, 2007.

Option Exercises and Stock Vested

The following table summarizes for each named officer the number of shares the officer acquired on the exercise of stock options and the number of shares the officer acquired on the vesting of stock awards in 2006:

	Option Awards		Stock Awards

Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#) (1)	Value Realized On Vesting ($) (1)

M. D. White	388,377	$5,439,348	61,267	$2,873,538

R. A. Gonzalez	98,875	851,106	15,467	682,868

T. C. Freyman	65,120	431,111	13,100	574,965

W. G. Dempsey	38,533	407,415	3,100	136,865

H. Liepmann	46,678	433,888	11,100	515,625

J. M. Leiden	801,682	4,773,750	231,400	10,114,821	(2)

(1)
As the result of the spin-off of Hospira, Inc. to shareholders on April 30, 2004, the named officers along with all other Abbott shareholders received a dividend distribution in the form of shares of common stock of Hospira, Inc. At the time of the spin-off, the named officers held restricted Abbott shares. With respect to those shares, the dividend they received was in the form of restricted shares of Hospira, Inc. common stock. The totals reflected in the table do not include the number of Hospira shares acquired in 2006 on vesting, or the value received on vesting of those shares. These totals for each of the named officers were as follows: M. D. White: 29,500/$1,259,208; R. A. Gonzalez: 18,500/$789,673; T. C. Freyman: 4,300/$180,106; W. G. Dempsey: 3,300/$140,861; H. Liepmann: 3,400/$145,129; and J. M. Leiden: 18,500/$737,410. The named officers have no remaining restricted common shares of Hospira, Inc.

(2)
Of the amounts shown in the table and footnote 1, J. M. Leiden realized $682,868 as the result of normal vesting. Dr. Leiden received the remainder (the unvested portions of the awards granted in 2002, 2004, and 2005) in exchange for a non-competition agreement running through September 30, 2007 and forfeited the restricted stock and option awards he was granted in 2006.

Pension Benefits

The named officers participate in two Abbott-sponsored defined benefit pension plans: the Abbott Laboratories Annuity Retirement Plan, a tax-qualified pension plan; and the Abbott Laboratories Supplemental Pension Plan, a nonqualified supplemental pension plan. Abbott has adopted the Supplemental Pension Plan to provide the portion of the Annuity Retirement Plan benefit that cannot be paid from the Annuity Retirement Plan due to the pay and benefit amount limitations set by the Internal Revenue Code. The Supplemental Pension Plan also includes a benefit feature Abbott uses to attract officers who are at the mid-point of their career. This feature provides an additional benefit that is most valuable to officers who are mid-career hires and is less valuable to officers who have spent most of their career at Abbott. Except as provided in Abbott's change in control agreements, Abbott does not have a policy granting extra years of credited service under the plans.

Abbott calculates the present values shown on the table using: (i) a 5.95% discount rate, the same discount rate it uses for FAS 87 calculations for financial reporting purposes; and (ii) each plan's normal retirement age (age 62 for the Abbott Laboratories Annuity Retirement Plan and age 60 for officers under the Abbott Laboratories Supplemental Pension Plan). The present values shown in the table reflect postretirement mortality, based on the FAS 87 assumption (the RP2000 Combined Healthy table), but do not include a factor for preretirement termination, mortality, or disability.

The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table on page 17.

Annuity Retirement Plan

The Annuity Retirement Plan covers most employees in the United States, age 21 or older and provides participants with a life annuity benefit at normal retirement equal to A plus the greater of B or C below.

A.
1.10% of 5-year final average earnings multiplied by years of benefit service after 2003.

B.
1.65% of 5-year final average earnings multiplied by years of benefit service prior to 2004 (up to 20); plus

1.50% of 5-year final average earnings multiplied by years of benefit service prior to 2004 in excess of 20 (but no more than 15 additional years); less

0.50% of the lesser of 3-year final average earnings (but not more than the social security wage base in any year) or the social security covered compensation level multiplied by years of benefit service.

C.
1.10% of 5-year final average earnings multiplied by years of benefit service prior to 2004.

The benefit for service prior to 2004 (B or C above) is reduced for the cost of preretirement surviving spouse benefit protection. The reduction is calculated using formulas based on age and employment status during the period in which coverage was in effect.

Final average earnings are the average of the 60 highest-paid consecutive calendar months of compensation out of the last 120 months worked. The Annuity Retirement Plan covers earnings up to the limit imposed by Internal Revenue Code section 401(a)(17) and provides for a maximum of 35 years of benefit service.

Participants become fully vested in their pension benefit upon the completion of five years of service. The benefit is payable on an unreduced basis at age 65. Employees hired after 2003 who terminate prior to age 55 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55. Employees hired prior to 2004 who terminate prior to age 50 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 50. Employees hired prior to 2004 who terminate prior to age 50 with less than 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55.

The Annuity Retirement Plan offers several optional forms of payment, including certain and life annuities, joint and survivor annuities, and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Employees who retire from Abbott prior to their normal retirement age may receive subsidized early retirement benefits. Employees hired after 2003 are eligible for early retirement at age 55 with 10 years of service. Employees hired prior to 2004 are eligible for early retirement at age 50 with 10 years of service or age 55 if the employee's age plus years of benefit service total 70 or more. Each of the named officers is eligible for early retirement benefits under the plan.

The subsidized early retirement reductions applied to the benefit payable for service after 2003 (A above) depend upon the participant's age at retirement. If the participant retires after reaching age 55, the benefit is reduced 5 percent per year for each year that payments are made before age 62. If the participant retires after reaching age 50 but prior to reaching age 55, the benefit is actuarially reduced from age 65.

The early retirement reductions applied to the benefit payable for service prior to 2004 (B and C above) depend upon age and service at retirement:

•
In general, the 5-year final average earnings portions of the benefit are reduced 3 percent per year for each year that payments are made before age 62 and the 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62.

•
Employees who participated in the plan before age 36 may elect "Special Retirement" on the last day of any month after reaching age 55 with age plus Seniority Service points of at least 94 or "Early Special Retirement" on the last day of any month after reaching age 55 provided their age plus Seniority Service points would reach at least 94 before age 65. Seniority service includes periods of employment prior to attaining the minimum age required to participate in the plan. If Special Retirement or Early Special Retirement applies, seniority service is used in place of benefit service in the formulas. The 5-year final average earnings portions of the benefit in B above are reduced 1 2/3 percent for each year between ages 59 and 62 plus 2 1/2 percent for each year between ages 55 and 59. The 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62. Benefit C is payable on an unreduced basis at Special Retirement and is reduced 3 percent per year for each year that payments are made before age 62, if Early Special Retirement applies.

Supplemental Pension Plan

With the following exceptions, the provisions of the Supplemental Pension Plan are the same as those of the Annuity Retirement Plan:

•
Officers' 5-year final average earnings are calculated using the average of the 5 highest years of base earnings and the 5 highest years of bonus payments, such as payments under Abbott's non-equity incentive plans.

•
The Annuity Retirement Plan does not include amounts deferred or payments received under the Abbott Laboratories Deferred Compensation Plan in its calculation of a participant's final average earnings. To preserve the pension benefits of Deferred Compensation Plan participants, the Supplemental Pension Plan includes amounts deferred by a participant under the Deferred Compensation Plan in its calculation of final average earnings. Following their election as an officer, Abbott officers are no longer eligible to defer compensation under the Deferred Compensation Plan.

•
In addition to the benefits outlined above for the Annuity Retirement Plan, officers are eligible for a benefit equal to 0.6% of 5-year final average earnings for each year of service for each of the first 20 years of service occurring after the participant attains age 35. The benefit is further limited by the maximum percentage allowed under the Annuity Retirement Plan under that plan's benefit formulas (A, B and C above). The portion of this additional officer benefit attributable to service prior to 2004 is reduced 3 percent per year for each year that payments are made before age 60. The portion attributable to service after 2003 is reduced 5 percent per year for each year that payments are made before age 60 if the participant is at least age 55 at early retirement. If the participant is under age 55 at retirement, the portion attributable to service after 2003 is actuarially reduced from age 65.

•
The Supplemental Pension Plan provides early retirement benefits similar to those provided under the Annuity Retirement Plan. The benefits provided to officers under the Supplemental Pension Plan are not, however, reduced for the period between age 60 and age 62, unless the benefit is being actuarially reduced from age 65. Each of the named officers is eligible for early retirement benefits under the plan.

•
Pensions accrued under the Supplemental Pension Plan may be funded through individual trusts established on behalf of the officers who participate in the plan. Vested plan benefits accrued through December 31, 2005, to the extent not previously funded, were distributed to the participants' individual trusts and included in the participants' income in 2006.

Benefits payable under the Supplemental Pension Plan are offset by the benefits payable from the Annuity Retirement Plan. Abbott pays the officer's Supplemental Pension Plan benefits to the extent assets held in the officer's trust are insufficient.

Pension Benefits

Name	Plan Name	Number Of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

M. D. White	Abbott Laboratories Annuity Retirement Plan	22	$360,882	$0

	Abbott Laboratories Supplemental Pension Plan	22	10,695,662	884,962	(1)

R. A. Gonzalez	Abbott Laboratories Annuity Retirement Plan	26	455,462	0

	Abbott Laboratories Supplemental Pension Plan	26	5,954,424	618,231	(1)

T. C. Freyman	Abbott Laboratories Annuity Retirement Plan	27	458,471	0

	Abbott Laboratories Supplemental Pension Plan	27	4,039,571	597,619	(1)

W. G. Dempsey	Abbott Laboratories Annuity Retirement Plan	24	513,833	0

	Abbott Laboratories Supplemental Pension Plan	24	4,029,022	239,356	(1)

H. Liepmann	Abbott Laboratories Annuity Retirement Plan	20	410,022	0

	Abbott Laboratories Supplemental Pension Plan	20	2,303,288	475,108	(1)

J. M. Leiden	Abbott Laboratories Annuity Retirement Plan	5	66,678	0

	Abbott Laboratories Supplemental Pension Plan	5	801,822	75,339	(1)

(1)
Consistent with the distribution requirements of Internal Revenue Code Section 409A and its proposed regulations, vested Supplemental Pension Plan benefits, to the extent not previously funded, were distributed to the participants' individual grantor trusts and included in the participants' income. Amounts held in the officer's individual trust offset Abbott's obligations to the officer under the plan. During 2006, the amounts shown, less applicable tax withholdings, were deposited in such individual trusts established by the named officers.

Potential Payments Upon Termination or Change-in Control

Potential Payments Upon Termination – Generally

Abbott does not have employment agreements with the named officers.

The following summarizes the payments that the named officers would have received if their employment had terminated on December 31, 2006. If the officer's employment had terminated due to death or disability, the officer's unvested stock options and restricted shares would have vested on December 31, 2006 with values as set forth below in the section captioned, "Potential Payments Upon Change in Control." If the termination of employment was due to disability, then the named officers also would have received, in addition to Abbott's standard disability benefits, a monthly long-term disability benefit in the amount of $180,146 for M. D. White, $85,100 for R. A. Gonzalez, $68,850 for T. C. Freyman, $55,850 for W. G. Dempsey, and $50,642 for H. Liepmann. This long-term disability benefit would continue for up to 18 months following termination of employment. It ends if the officer retires, recovers, dies or ceases to meet eligibility criteria. Finally, the following one-time deposits would have been made under the Abbott Laboratories Supplemental Pension Plan for each named officer, respectively, M. D. White, $2,338,195, R. A. Gonzalez, $1,690,119, T. C. Freyman, $1,961,484, W. G. Dempsey $1,210,662, and H. Liepmann $819,653. As each of the named officers who was employed by Abbott on December 31, 2006 is eligible to retire, each of these officers would be eligible to begin to receive the pension benefits described on pages 28 to 30.

Potential Payments Upon Change in Control

On February 16, 2007 Messrs. White, Gonzalez and Freyman informed the Compensation Committee that they would voluntarily terminate their individual CIC agreements with the Company, effective February 28, 2007. Abbott has change in control arrangements with the rest of its management team, in the form of change in control agreements for Abbott officers and a change in control plan for other key management personnel. The agreements with Messrs. Dempsey and Liepmann are described below.

The agreements with Messrs. Dempsey and Liepmann continue in effect until December 31, 2009, and at the end of each year will automatically be extended through the third year thereafter unless Abbott notifies the officer that the agreement will not be extended. The agreements also automatically extend for two years following any change in control (as defined in the agreements) that occurs while they are in effect. The agreements provide that if the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason (as defined in the agreements) during a potential change in control (as defined in the agreements) or within two years following a change in control of Abbott (including termination by the officer for any reason during the thirty-day window period which begins six months after the date of a change in control), the officer is entitled to receive a lump sum payment equal to three times the officer's annual salary and bonus (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (based on the highest of the bonus assuming achievement of target performance, the average bonus for the past three years, or in the case of the unpaid bonus for any completed performance period, the actual bonus earned). Bonus payments include payments made under the Performance Incentive Plan. The officer will also receive up to three years of additional employee benefits (including welfare benefits, outplacement services and tax and financial counseling for three years and the value of three more years of pension accruals), and payment of any excise taxes imposed under section 4999 of the Internal Revenue Code and other related taxes for which the officer is responsible as a result of receiving payments and benefits in connection with a change in control. The agreements also limit the conduct for which awards under Abbott's incentive stock programs can be terminated and generally permit options to remain exercisable for the remainder of their term. Independent compensation consultants confirm that the level of payments provided under the agreements is consistent with current market practice.

If a change in control had occurred on December 31, 2006, immediately followed by one of the covered circumstances described above, Messrs. Dempsey and Liepmann would have been entitled to receive the following payments and benefits under the change in control agreements:

•
Cash termination payments: W. G. Dempsey, $5,199,000; and, H. Liepmann, $4,578,000.

•
Additional Supplemental Pension Plan benefits: W. G. Dempsey, $2,598,415; and, H. Liepmann, $4,326,228.

•
Welfare and fringe benefits: W. G. Dempsey, $102,500; and, H. Liepmann, $102,500.

•
Excise tax reimbursements: H. Liepmann, $2,843,881. To determine the amount of this reimbursement, Abbott has assumed that the named officer pays taxes at the highest marginal tax rate and that the price of Abbott shares was equal to the closing price of an Abbott common share on December 31, 2006.

Under the Abbott Laboratories 1996 Incentive Stock Program, upon a change in control, all outstanding stock options, restricted stock and restricted stock units vest, including performance-based restricted shares which are deemed earned in full. If a change in control had occurred on December 31, 2006:

•
Mr. White would have vested (1) in an aggregate of 1,184,124 unvested stock options with a value of $4,235,383, and (2) in an aggregate of 436,533 restricted shares with a value equal to $21,263,522.

•
Mr. Gonzalez would have vested (1) in an aggregate of 614,564 unvested stock options with a value of $2,640,661, and (2) in an aggregate of 340,933 restricted shares with a value equal to $16,606,846.

•
Mr. Freyman would have vested (1) in an aggregate of 145,040 unvested stock options with a value of $628,234, and (2) in an aggregate of 67,800 restricted shares with a value equal to $3,302,538.

•
Mr. Dempsey would have vested (1) in an aggregate of 149,176 unvested stock options with a value of $628,441, and (2) in an aggregate of 85,700 restricted shares with a value equal to $4,174,447.

•
Mr. Liepmann would have vested (1) in an aggregate of 162,434 unvested stock options with a value of $750,624, and (2) in an aggregate of 58,700 restricted shares with a value equal to $2,859,277.

The value of stock options shown is based on the excess of the closing price of a share of Abbott common stock on December 31, 2006 over the exercise price of such options, multiplied by the number of unvested stock options held by the named officer. The value of restricted shares shown is determined by multiplying the number of restricted shares that would vest as of December 31, 2006 and the closing price of a share of Abbott common stock on December 31, 2006.

Approval Process for Related Person Transactions

It is Abbott's policy that the nominations and governance committee review, approve or ratify any transaction in which Abbott participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions requiring review by the nominations and governance committee pursuant to this policy are identified in:

•
questionnaires annually distributed to Abbott's directors and officers,

•
certifications submitted annually by Abbott officers related to their compliance with Abbott's Code of Business Conduct, or

•
communications made directly by the related person to the chief financial officer or general counsel.

In determining whether to approve or ratify a related person transaction, the nominations and governance committee will consider the following items, among others:

•
the related person's relationship to Abbott and interest in the transaction;

•
the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•
the benefits to Abbott of the transaction;

•
if applicable, the availability of other sources of comparable products or services;

•
an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

•
whether a transaction has the potential to impair director independence; and

•
whether the transaction constitutes a conflict of interest.

This process is included in the nominations and governance committee's written charter, which is available on the corporate governance section of Abbott's investor relations Web Site (www.abbottinvestor.com). Abbott did not have any related person transactions in 2006 requiring nominations and governance committee approval under this policy.

Ratification of Deloitte & Touche LLP as Auditors (Item 2 on Proxy Card)

Abbott's bylaws provide that the audit committee shall appoint annually a firm of independent registered public accountants to serve as auditors. In October 2006, the audit committee appointed Deloitte & Touche LLP to act as auditors for 2007. Deloitte & Touche LLP has served as Abbott's auditors since 2002.

Although the audit committee has sole authority to appoint auditors, it would like to know the opinion of the shareholders regarding its appointment of Deloitte & Touche LLP as auditors for 2007. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP as auditors for 2007, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Deloitte & Touche LLP.

The board of directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as auditors for 2007.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Audit Fees and Non-Audit Fees

The following table presents fees for professional audit services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates ("the Deloitte Entities") for the audit of Abbott's annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees billed for other services rendered by the Deloitte Entities during these periods.

	2006	2005
Audit fees:(1)	$13,966,000	$11,875,000
Audit related fees:(2)	36,000	143,000
Tax fees:(3)	1,697,000	2,563,000
All other fees:(4)	—	—

Total	$15,699,000	$14,581,000
(1)
The Deloitte Entities billed or will bill Abbott for professional services rendered for: the audit of Abbott's annual financial statements, the review of Abbott's financial statements included in Abbott's quarterly reports, and the audits of Abbott's internal control over financial reporting and management's assessment thereof, statutory and subsidiary audits, the review of documents filed with the Securities and Exchange Commission, and certain accounting consultations in connection with the audits.

(2)
Audit related fees include: accounting consultations and audits in connection with proposed acquisitions and divestitures, and consultations related to Abbott's internal control over financial reporting.

(3)
Tax fees consist principally of professional services rendered by the Deloitte Entities for tax compliance and tax planning and advice including assistance with tax audits and appeals, and tax advice related to mergers and acquisitions.

(4)
No fees for other service were incurred in 2006 or 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The audit committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by the Deloitte Entities.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.

Report of the Audit Committee

Management is responsible for Abbott's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The audit committee reviews these processes on behalf of the board of directors. In this context, the committee has reviewed and discussed the audited financial statements contained in the 2006 Annual Report on Form 10-K with Abbott's management and its independent registered public accounting firm.

The committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent registered public accounting firm their independence. The committee has also considered whether the provision of the services described on page 34 under the caption "Audit Fees and Non-Audit Fees" is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in Abbott's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Audit Committee

J. M. Greenberg, chairman, R. S. Austin, D. A. L. Owen, and W. D. Smithburg

Section 16(a) Beneficial Ownership Reporting Compliance

Abbott believes that during 2006 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

Shareholder Proposals

Two shareholder proposals have been received. Abbott is advised that the proposals will be presented for action at the Annual Meeting. The proposed resolutions and the statements made in support thereof are presented below.

The board of directors recommends that you vote AGAINST the proposals.

Shareholder Proposal on Advisory Vote (Item 3 on Proxy Card)

The Unitarian Universalist Association of Congregations, 25 Beacon Street, Boston, MA 02108, owner of 500 Abbott common shares, has informed Abbott that it intends to present the following proposal at the meeting.

Resolved, that shareholders of Abbott Laboratories urge the board of directors to adopt a policy that Company shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Abbott Laboratories' management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Proponent's Statement in Support of Shareholder Proposal

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. Media and government focus on back dating of stock options has increased investor concern. This proposed reform can help rebuild investor confidence.

The SEC has created a new rule, with record support from investors, requiring companies to disclose additional information about compensation and perquisites for top executives. The rule goes into effect this year. In establishing the rule the SEC has made it clear that it is the role of market forces, not the SEC, to provide checks and balances on compensation practices.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Abbott Laboratories' board to allow shareholders to express their opinion about senior executive compensation at Abbott Laboratories by establishing an annual referendum process. The results of such a vote would, we think, provide the board and management with useful information about whether shareholders view the company's senior executive compensation, as reported each year, are in shareholders' best interests.

Board of Directors' Statement in Opposition to the Shareholder Proposal on Advisory Vote
(Item 3 on Proxy Card)

The proponents' proposal to provide shareholders with an advisory vote on compensation determinations offers no incremental benefit to shareholders and undermines the fundamental principle of corporate governance.

The Company is governed for the benefit of shareholders by an independent Board of Directors. The Board of Directors is responsible for all aspects of governance of the Company, including compensation determinations for executives as well as all employees of the Company. Abbott is recognized world wide as being an excellent employer and all employees of the Company are appropriately compensated for their efforts.

Executive compensation determinations, in particular, are made by an independent committee of the Board, after consideration of the strategic and financial objectives of the Company, the performance of the individuals and the relevant performance and comparative market data. Shareholder interests are best represented through this process.

The Compensation Committee has determined that an executive compensation program designed around various elements of compensation, including base salaries, incentive bonuses, and various performance-based equity awards, best meets its dual objectives of retaining highly talented executives and aligning compensation with shareholder returns. The Committee makes extensive use of competitive data on both peer companies and other high performing companies in determining the amount of annual and long-term compensation.

Additionally, the Committee also considers an executive's performance against specific quantitative and qualitative objectives,

which are established on an annual basis and are directly related to the delivery of the financial growth of the Company and creation of shareholder value. The Committee also retains highly knowledgeable and qualified consultants to provide expert advice on appropriate compensation variables and levels.

The advisory vote called for by the shareholder proponents will not enhance the Company's governance practices, improve accountability or communication with shareholders. The Company has established procedures to provide shareholders a means to communicate directly with Board and Committee members on any issue, including executive compensation. Additionally, the Company also has sufficient accountability mechanisms through, among others, its majority voting requirements to ensure that shareholders opinions are heard.

The responsibility for determining the appropriate executive compensation levels and programs properly resides with an independent Board of Directors and Compensation Committee. Based upon the foregoing, the advisory vote proposed by the shareholder proponent is not in the best interest of shareholders.

The board of directors recommends that you vote AGAINST the proposal.

Shareholder Proposal on the Roles of Chair and CEO (Item 4 on Proxy Card)

Catholic Healthcare West, 185 Berry Street, Suite 300, San Francisco, California 94107-1739, and 16 other proponents have informed Abbott that they intend to present the following proposal at the meeting. Abbott will provide the proponents' names and addresses to any shareholder who requests that information and, if provided by a proponent to Abbott, the number of Abbott common shares held by that proponent.

Resolved: The shareholders of Abbott Laboratories (the "Company") request the Board of Directors establish a policy of, whenever possible, separating the roles of Chairman and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors.

This proposal shall not apply to the extent that complying would necessarily breach any contractual obligations in effect at the time of the 2007 shareholder meeting.

Proponent's Statement in Support of Shareholder Proposal

We believe in the principle of the separation of the roles of Chairman and Chief Executive Officer. This is a basic element of sound corporate governance practice.

We believe an independent Board Chair – separated from the CEO – is the preferable form of corporate governance. The primary purpose of the Board of Directors is to protect shareholder's interests by providing independent oversight of management and the CEO. The Board gives strategic direction and guidance to our Company.

The Board will likely accomplish both roles more effectively by separating the roles of Chair and CEO. An independent Chair will enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

A number of respected institutions recommend such separation. CalPER's Corporate Core Principles and Guidelines state: "the independence of a majority of the Board is not enough" and that "the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management."

An independent board structure will also help the board address complex policy issues facing our company, foremost among them the crisis in access to pharmaceutical products.

Millions of Americans and others around the world have limited or no access to our company's life-saving medicines. We believe an independent Chair and vigorous Board will bring greater focus to this ethical imperative, and be better able to forge solutions to address this crisis.

The current business model of the pharmaceutical sector is undergoing significant challenges. The industry has generated substantial revenue from American purchasers, who pay higher prices for medicines than those in other developed countries. Pressure on drug pricing and dependence on this business model may impact our company's long-term value. We believe independent Board leadership will better position our company to respond to these enduring challenges.

A similar resolution voted on in 2006 was supported by 31.19% of shareholders.

In order to ensure that our Board can provide the proper strategic direction for our Company with independence and accountability, we urge a vote FOR this resolution.

Board of Directors' Statement in Opposition to the Shareholder Proposal on the Roles of Chair and CEO (Item 4 on Proxy Card)

It is in the best interest of the Company's shareholders to allow the Board sufficient flexibility to determine who should serve as Chairman of the Board of Directors. This determination is made by an independent Board based upon the circumstances and individuals available at any particular point in time.

At this point in time, the Board has determined that the chief executive officer, who has primary responsibility for managing the Company day-to-day, is in the best position to chair the Board and to ensure that key business issues and other important matters are brought to the Board's attention.

Abbott's governance profile ensures that the appropriate level of oversight and independence is applied to all Board decisions. First, all but two of Abbott's twelve directors are independent, and the members of each of the key committees, Audit, Compensation, Nominations and Governance and Public Policy, are independent. Second, a Lead Director has been designated by and from the independent Board members. According to a recent publication by Institutional Shareholder Services ("ISS"), there is a clear preference for appointing a lead director in the U.S., rather than a non-executive chair. In a 2006 survey of S&P companies, approximately 57% of companies had a lead or presiding director, up from 52% in the prior year. Only 12% of all chairmen were classified as independent, up just 1% from the prior year.

The Lead Director appointed by the Board facilitates communications with the Board and presides over regularly conducted executive sessions and sessions where the chairman is not present. The Lead Director reviews and approves matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other Board members. Any director, however, may suggest agenda items and may raise matters at meetings. Third, the Board and each of its Committees have complete access to management and the authority to retain independent advisors, as they deem appropriate. Fourth, the independent directors review the performance of the CEO annually.

The Company also has established independence standards, governance guidelines and a published procedure for shareholders and other third parties to communicate with Board members. This information is posted and available on the Company Web site, www.abbott.com.

In light of the strong oversight mechanisms already in place, there is no reason to alter the current governance profile of the Company.

Contrary to the proponent's assertion, there is no connection between the policy issues relating to access to medicines and the Company's governance structure. The Company is committed to expanding access to medicines through a variety of measures, which include both Company-sponsored and industry-sponsored programs to deliver needed medicines to patients. The Board is aware of and supports the Company's many efforts in addressing the need for access to medicines. The assertion that a governance change would better address the access issue is unfounded.

The current structure, in which the Board retains the flexibility to allocate the responsibilities of the offices of chairman and chief executive officer to one individual, supports the Board's exercise of its oversight responsibilities and is in the best interests of the Company and its shareholders.

The board of directors recommends that you vote AGAINST the proposal.

Date for Receipt of Shareholder Proposals for the 2008 Annual Meeting Proxy Statement

Shareholder proposals for presentation at the 2008 Annual Meeting must be received by Abbott no later than November 20, 2007 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2008 meeting.

Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the nominations and governance committee or the secretary of Abbott. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A nominee who is recommended by a shareholder following these procedures will receive the same consideration as other comparably qualified nominees.

A shareholder entitled to vote for the election of directors at an Annual Meeting and who is a shareholder of record on:

•
the record date for that Annual Meeting,

•
the date the shareholder provides timely notice to Abbott, and

•
the date of the Annual Meeting,

may directly nominate persons for director by providing proper timely written notice to the secretary of Abbott.

That notice must include the name, age, business address, residence address and principal occupation or employment of the nominee, the class and number of shares of Abbott owned by the nominee and any other information relating to the nominee that is required to be disclosed in solicitations for proxies pursuant to the

Securities Exchange Act. In addition, the notice must include the name and record address of the nominating shareholder and the class and number of shares of Abbott owned by the nominating shareholder.

A shareholder of record on the record date for an Annual Meeting of Shareholders, the date the shareholder provides timely notice to Abbott and on the date of the Annual Meeting of Shareholders may properly bring business before the Annual Meeting by providing timely written notice to the secretary of Abbott. For each matter the shareholder proposes to bring before the Annual Meeting, the notice must include a brief description of the business to be discussed, the reasons for conducting such business at the Annual Meeting, the name and record address of the shareholder proposing such business, the class and number of shares of Abbott owned by the shareholder and any material interest of the shareholder in such business.

To be timely, written notice either to directly nominate persons for director or to bring business properly before the Annual Meeting must be received at Abbott's principal executive offices not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding Annual Meeting. If the Annual Meeting is called for a date that is not within twenty five days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or made public in a press release or in a filing with the Securities and Exchange Commission, whichever occurs first.

General

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of Abbott's shareholders may vote their shares by telephone or the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or the Internet do not need to return their proxy card.

The Annual Meeting will be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form. Reservation forms must be received before April 20, 2007. An admission card admits only one person.

By order of the board of directors.
LAURA J. SCHUMACHER SECRETARY

EXHIBIT A

DIRECTOR INDEPENDENCE STANDARD

No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with Abbott or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Abbott or any of its subsidiaries). In making this determination, the Board shall consider all relevant facts and circumstances, including the following standards:

•
A director is not independent if the director is, or has been within the last three years, an employee of Abbott or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Abbott or its subsidiaries.

•
A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Abbott or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer).

•
A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is Abbott's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Abbott or its subsidiaries' audit within that time.

•
A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of Abbott or its subsidiaries at the same time serves or served on that company's compensation committee.

•
A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Abbott or its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

•
A director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from Abbott and its subsidiaries in the preceding fiscal year that are in excess of the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

A-1

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

Notice of Annual Meeting
of Shareholders
and Proxy Statement

Meeting Date
April 27, 2007

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

Reservation Form for Annual Meeting

I am a shareholder of Abbott Laboratories and plan to attend the Annual
Meeting to be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake
County, Illinois at 9:00 a.m. on Friday, April 27, 2007.

Please send me an admission card for each of the following persons.

Name		Name

Please print name of shareholder		Please print name of guest
Address		Address

City		City

State	Zip Code	State	Zip Code

Phone Number( )		Phone Number ( )

If you plan to attend the meeting, please complete and return the Reservation Form directly to Abbott Laboratories, Annual Meeting Ticket Requests, D-0383 AP6D, 100 Abbott Park Road, Abbott Park, Illinois 60064-6048. Due to space limitations, Reservation Forms must be received before April 20, 2007. An admission card, along with a form of photo identification, admits one person. A shareholder may request two admission cards.

To avoid a delay in the receipt of your admission card, do not return this form with your proxy card or mail it in the enclosed business envelope.

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.    ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFERATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

  Telephone and Internet Voting Instructions—You can vote by telephone OR Internet! Available 24 hours a day, 7 days a week!
  Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To Vote using the Telephone (within U.S. and Canada)	To Vote using Internet
• •
Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Follow the simple instructions provided by the recorded message.	• •	Go to the following web site: www.investorvote.com Enter the information requested on your computer screen and follow the simple instructions.
The Board of Directors recommends that you vote FOR Items 1 and 2.	The Board of Directors recommends that you vote AGAINST Items 3 and 4.
1. Election of 13 Directors
Nominees:	(01) R.S. Austin, (02) W.M. Daley, (03) W.J. Farrell, (04) H.L. Fuller, (05) R.A. Gonzalez, (06) D.A.L. Owen, (07) B. Powell Jr., (08) W.A. Reynolds, (09) R.S. Roberts, (10) S.C. Scott III, (11) W.D. Smithburg, (12) G.F. Tilton and (13) M.D. White	3. Shareholder Proposal-Advisory Vote	For ☐	Against ☐	Abstain ☐
☐ To Vote FOR All Nominess ☐ To WITHHOLD Vote From All Nominees		4. Shareholder Proposal-The Roles of Chair and CEO	For ☐	Against ☐	Abstain ☐
☐ For, except vote withheld from the above nominee(s)
2. Ratification of Deloitte & Touche LLP as auditors	For ☐	Against ☐	Abstain ☐

Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing.
Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFERATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Abbott Laboratories

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 19, 2007, in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 27, 2007, at the corporation's headquarters, and hereby appoints MILES D. WHITE and LAURA J. SCHUMACHER, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof.

If the undersigned is a participant in the Abbott Laboratories Stock Retirement Plan, then this card also instructs the plan's co-trustees to vote as specified at the 2007 Annual Meeting of Shareholders, and any adjournments thereof, all shares of Abbott Laboratories held in the undersigned's plan account upon the matters indicated and in their discretion upon such other matters as may properly come before the meeting.

INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 and 2 and AGAINST Items 3 and 4 and in accordance with the judgment of the proxy holders on any other matters that are properly brought before the meeting.

(Important—Please sign and date on other side.)